Exhibit 99.1

FOR IMMEDIATE RELEASE

Research Solutions Reports Second Quarter Fiscal Year 2026 Results

Reports 14% Increase in ARR to $21.8 Million, Net Income of $547,000 and 36% Year-over-Year Growth in Adjusted EBITDA

HENDERSON, Nev., February 12, 2026 — Research Solutions, Inc. (NASDAQ: RSSS), the leading AI-powered research workflow platform, reported financial results for its fiscal second quarter ended December 31, 2025.

Fiscal Second Quarter 2026 Summary (compared to prior-year quarter)

•	Annual Recurring Revenue (“ARR”) up 14% to $21.8 million, which includes approximately $15.3 million of B2B ARR and $6.4 million of B2C ARR.

•	Forty-seven net new deployments in the quarter reflect one of our best results and sustained momentum in new B2B customer acquisition.

•	Net income of $547,000, or $0.02 per diluted share, compared to net loss of $2.0 million or ($0.07) per share.

•	Adjusted EBITDA increased 36% to $1.3 million. On a trailing twelve-month ("TTM") basis, the Company has now generated Adjusted EBITDA of $5.8 million or 11.8% of revenue for the same period.

•	Net B2B ARR growth of $560,000 represents the best organic second quarter performance in Company history.

•	Gross profit up 6% to $6.2 million. Total gross margin improved 350 basis points to 52.4%.

•	Platform revenue up 14% to $5.2 million. Platform revenue accounted for 44% of total revenue as compared to 39% in the prior-year quarter.

•	Total revenue was $11.8 million compared to $11.9 million in the prior year, as strong B2B revenue growth has not yet fully offset softness in transactions revenue.

“Our second quarter results reflect strong growth within our B2B Platforms business through forty-seven net new deployments in the quarter and Platforms continues to represent a larger portion of our total revenue mix. In addition, the average sales price for our Platform increased more than six percent year-over-year as we signed larger deals and as existing customers adopt more of our SaaS and AI solutions,” said Roy W. Olivier, President and CEO of Research Solutions. “Our business continues to generate strong operating cash flow and Adjusted EBITDA, allowing us to reinvest in sales and marketing to accelerate growth while maintaining financial flexibility. We continue to manage the business with a long-term focus to drive value for our shareholders.”

Fiscal Second Quarter 2026 Results

Total revenue was $11.8 million, compared to $11.9 million in the year-ago quarter. Platform revenue growth was offset by a decline in transactions revenue.

Platform subscription revenue for the quarter was $5.2 million, a 14% year-over-year increase from the prior-year period. The increase was primarily due to organic growth in the core B2B platform, due to a mix of new logo generation as well as upsells and cross-selling into existing customers. The quarter ended with annual recurring revenue of $21.8 million, up 14% year-over-year (see the Company’s definition of annual recurring revenue below).

Transaction revenue was $6.6 million, compared to $7.3 million in the second quarter of fiscal 2025. The decrease was due to the impact of a known customer that churned earlier and a few larger customers that saw significant declines in volume. The transaction active customer count for the quarter was 1,321, compared to 1,384 customers in the prior-year quarter (see the Company's definition of active customer accounts and transactions below).

Total gross margin improved 350 basis points from the prior-year quarter to 52.4%. The increase was primarily driven by the continued revenue mix shift to the higher-margin Platforms business, including the expansion of the gross margin for that business.

Total operating expenses were $5.4 million, compared to $5.7 million in the second quarter of fiscal 2025. The decrease was primarily related to reduced general and administrative and stock-based compensation expenses offset in part by increased sales and marketing expenses.

Net income in the fiscal second quarter was $547,000, or $0.02 per diluted share, compared to a net loss of $2 million, or ($0.07) per share, in the prior-year quarter. Adjusted EBITDA was $1.3 million, compared to $963,000 in the year-ago quarter (see definition and further discussion about the presentation of Adjusted EBITDA, a non-GAAP term, below).

Conference Call

Management will host the conference call, followed by a question-and-answer period.

Date: Thursday, February 12, 2026

Time: 5:00 p.m. ET (2:00 p.m. PT)

Dial-in number: 1-203-518-9708

Conference ID: RESEARCH

The conference call will be broadcast live and available for replay until March 12, 2026 by dialing 1-412-317-6671 and using the replay ID 11160799, and via the investor relations section of the Company's website at http://researchsolutions.investorroom.com/.

Fiscal Second Quarter Financial and Operational Summary Tables vs. Prior-Year Quarter

	Quarter Ended December 31,				Six Months Ended December 31,
	2025	2024	Change	% Change	2025	2024	Change	% Change
Revenue:
Platforms	$5,224,845	$4,601,257	$623,588	13.6%	$10,345,685	$8,930,902	$1,414,783	15.8%
Transactions	6,567,806	7,312,962	(745,156)	-10.2%	13,759,151	15,027,799	(1,268,648)	-8.4%
Total Revenue	11,792,651	11,914,219	(121,568)	-1.0%	24,104,836	23,958,701	146,135	0.6%
Gross Profit:
Platforms	4,602,184	3,981,415	620,769	15.6%	9,112,649	7,763,893	1,348,756	17.4%
Transactions	1,574,766	1,839,678	(264,912)	-14.4%	3,289,599	3,823,076	(533,477)	-14.0%
Total Gross Profit	6,176,950	5,821,093	355,857	6.1%	12,402,248	11,586,969	815,279	7.0%
Gross profit as a % of revenue:
Platforms	88.1%	86.5%	1.6%		88.1%	86.9%	1.1%
Transactions	24.0%	25.2%	-1.2%		23.9%	25.4%	-1.5%
Total Gross Profit	52.4%	48.9%	3.5%		51.5%	48.4%	3.1%
Operating Expenses:
Sales and marketing	1,648,597	1,343,087	305,510	22.7%	3,315,422	2,533,494	781,928	30.9%
Technology and product development	1,602,421	1,506,849	95,572	6.3%	3,012,572	2,879,607	132,965	4.6%
General and administrative	1,620,595	2,008,201	(387,606)	-19.3%	3,295,954	3,938,377	(642,423)	-16.3%
Depreciation and amortization	316,425	306,233	10,192	3.3%	632,491	618,328	14,163	2.3%
Stock-based compensation	213,449	534,322	(320,873)	-60.1%	425,931	952,311	(526,380)	-55.3%
Foreign currency translation loss (gain)	36,112	29,554	6,558	22.2%	18,856	(74,686)	93,542	-125.2%
Total Operating Expenses	5,437,599	5,728,246	(290,647)	-5.1%	10,701,226	10,847,431	(146,205)	-1.3%
Income from operations	739,351	92,847	646,504	696.3%	1,701,022	739,538	961,484	-130.0%
Other expense:
Other expense	(183,572)	(2,057,887)	1,874,315	-91.1%	(374,625)	(1,989,362)	1,614,737	-81.2%
Provision for income taxes	(8,859)	(15,194)	6,335	-41.7%	(30,090)	(61,406)	31,316	-51.0%
Total Other Expense:	(192,431)	(2,073,081)	1,880,650	-90.7%	(404,715)	(2,050,768)	1,646,053	-80.3%
Net income (loss)	$546,920	$(1,980,234)	2,527,154	-127.6%	$1,296,307	$(1,311,230)	2,607,537	-198.9%
Adjusted EBITDA	$1,305,337	$962,956	$342,381	35.6%	$2,778,300	$2,235,491	$542,809	24.3%

	Quarter Ended December 31,				Six Months Ended December 31,
	2025	2024	Change	% Change	2025	2024	Change	% Change
Platforms:
B2B ARR (Annual recurring revenue*):
Beginning of Period	$14,758,472	$12,187,834	$2,570,637	21.1%	$14,197,598	$12,060,201	$2,137,397	17.7%
Incremental ARR	560,482	550,422	10,060	1.8%	1,121,356	678,055	443,301	65.4%
End of Period	$15,318,954	$12,738,256	$2,580,697	20.3%	$15,318,954	$12,738,256	$2,580,698	20.3%
Deployments:
Beginning of Period	1,185	1,029	156	15.2%	1,171	1,021	150	14.7%
Incremental Deployments	47	61	(14)	-23.0%	61	69	(8)	-11.6%
End of Period	1,232	1,090	142	13.0%	1,232	1,090	142	13.0%
ASP (Average sales price):
Beginning of Period	$12,454	$11,844	$610	5.2%	$12,124	$11,812	$312	2.6%
End of Period	$12,434	$11,686	$748	6.4%	$12,434	$11,686	$748	6.4%
B2C ARR (Annual recurring revenue*):
Beginning of Period	$6,535,197	$5,430,795	$1,104,402	20.3%	$6,721,356	$5,363,129	$1,358,227	25.3%
Incremental ARR	(93,781)	940,586	(1,034,367)	-110.0%	(279,940)	1,008,252	(1,288,192)	-127.8%
End of Period	$6,441,416	$6,371,381	$70,035	1.1%	$6,441,416	$6,371,381	$70,035	1.1%

Total ARR (Annualized recurring revenue):	$21,760,370	$19,109,637	$2,650,732	13.9%	$21,760,370	$19,109,637	$2,650,733	13.9%

Transaction Customers:
Corporate customers	1,326	1,051	275	26.2%	1,200	1,063	137	12.9%
Academic customers	324	333	(9)	-2.7%	320	325	(5)	-1.5%
Total customers	1,650	1,384	266	19.2%	1,520	1,388	132	9.5%

*	Annual Recurring Revenue (Non-GAAP Measure) - the value of contracted platform subscription recurring revenue normalized to a one year period. For B2C, this includes the annualized value of monthly subscriptions, meaning their monthly value multiplied by 12.

Active Customer Accounts, Transactions and Annual Recurring Revenue

The Company defines active customer accounts as the sum of the total quantity of customers per month for each month in the period divided by the respective number of months in the period. The quantity of customers per month is defined as customers with at least one transaction during the month.

A transaction is an order for a unit of copyrighted content fulfilled or managed in the Platform.

The Company defines annual recurring revenue (“ARR”) as the value of contracted Platform subscription recurring revenue normalized to a one-year period. For B2C ARR, this includes the annualized value of monthly subscriptions, meaning their monthly value multiplied by twelve.

Use of Non-GAAP Measure – Adjusted EBITDA

Research Solutions’ management evaluates and makes operating decisions using various financial metrics. In addition to the Company’s GAAP results, management also considers the non-GAAP measure of Adjusted EBITDA. Management believes that this non-GAAP measure provides useful information about the Company’s operating results.

The tables below provide a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure. Adjusted EBITDA is defined as net income (loss), plus interest expense, other expense, foreign currency transaction (gain) loss, provision for income taxes, depreciation and amortization, stock-based compensation, and other potential adjustments that may arise. Set forth below is a reconciliation of Adjusted EBITDA to net income (loss):

	Quarter Ended December 31,				Six Months Ended December 31,
	2025	2024	Change	% Change	2025	2024	Change	% Change
	$546,920	$(1,980,234)	$2,527,154	-127.6%	$1,296,307	$(1,311,230)	$2,607,537	-198.9%
							-
Other expense	183,572	2,057,887	(1,874,315)	-91.1%	374,625	1,989,362	(1,614,737)	-81.2%
Foreign currency translation loss (gain)	36,112	29,554	6,558	22.2%	18,856	(74,686)	93,542	-125.2%
Provision for income taxes	8,859	15,194	(6,335)	-41.7%	30,090	61,406	(31,316)	-51.0%
Depreciation and amortization	316,425	306,233	10,192	3.3%	632,491	618,328	14,163	2.3%
Stock-based compensation	213,449	534,322	(320,873)	-60.1%	425,931	952,311	(526,380)	-55.3%
	$1,305,337	$962,956	$342,381	35.6%	$2,778,300	$2,235,491	$542,809	-24.3%

About Research Solutions

Research Solutions, Inc. (NASDAQ: RSSS) is a vertical SaaS and AI Company that simplifies research workflow for academic institutions, life science companies, and research organizations worldwide. As one of the only publisher-independent marketplaces for scientific, technical, and medical (STM) content, the Company uniquely combines AI-powered tools—including an intelligent research assistant and full-text search capabilities—with seamless access to both open access and paywalled research. The platform enables organizations to discover, access, manage and analyze scientific literature more efficiently, accelerating the pace of scientific discovery. For more information and details, please visit www.researchsolutions.com

Important Cautions Regarding Forward-Looking Statements

Certain statements in this press release may contain "forward-looking statements" regarding future events and our future results. All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the markets in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "targets," "goals," "projects", "intends," "plans," "believes," "seeks," "estimates," "endeavors," "strives," "may," or variations of such words, and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward-looking statements are subject to a number of risks, uncertainties and assumptions that are difficult to predict, estimate or verify. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Such risks and uncertainties include those factors described in the Company's most recent annual report on Form 10-K, as such may be amended or supplemented by subsequent quarterly reports on Form 10-Q, or other reports filed with the Securities and Exchange Commission. Examples of forward-looking statements in this release include statements regarding enhanced product offerings, additional customers, creating long-term value for shareholders and the Company’s prospects for growth. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to officially release the result of any revisions to these forward-looking statements. For more information, please refer to the Company's filings with the Securities and Exchange Commission.

Research Solutions, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

	December 31,	June 30,
	2025	2025
Assets
Current assets:
Cash and cash equivalents	$12,262,780	$12,227,312
Accounts receivable, net of allowance of $79,869 and $182,324, respectively	5,661,171	7,191,234
Prepaid expenses and other current assets	708,075	580,257
Prepaid royalties	42,155	925
Total current assets	18,674,181	19,999,728

Non-current assets:
Property and equipment, net of accumulated depreciation of $992,832 and $964,883, respectively	65,236	60,769
Intangible assets, net of accumulated amortization of $3,347,683 and $2,736,773, respectively	9,130,484	9,686,241
Goodwill	16,372,979	16,372,979
Deposits and other assets	1,000	957
Total assets	$44,243,880	$46,120,674

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$6,397,476	$7,443,757
Deferred revenue	9,916,853	10,702,120
Contingent earnout liability, current portion	7,295,596	7,363,152
Total current liabilities	23,609,925	25,509,029

Non-current liabilities:
Contingent earnout liability, long-term portion	3,405,356	6,683,488
Total liabilities	27,015,281	32,192,517

Commitments and contingencies

Stockholders’ equity:
Preferred stock; $0.001 par value; 20,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $0.001 par value; 100,000,000 shares authorized; 32,875,476 and 32,479,993 shares issued and outstanding, respectively	32,875	32,480
Additional paid-in capital	41,056,472	39,059,557
Accumulated deficit	(23,747,387)	(25,043,693)
Accumulated other comprehensive loss	(113,361)	(120,187)
Total stockholders’ equity	17,228,599	13,928,157
Total liabilities and stockholders’ equity	$44,243,880	$46,120,674

See notes to condensed consolidated financial statements

Research Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Other Comprehensive Income (Loss)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Revenue:
Platforms	$5,224,845	$4,601,257	$10,345,685	$8,930,902
Transactions	6,567,806	7,312,962	13,759,151	15,027,799
Total revenue	11,792,651	11,914,219	24,104,836	23,958,701

Cost of revenue:
Platforms	622,661	619,842	1,233,036	1,167,009
Transactions	4,993,040	5,473,284	10,469,552	11,204,723
Total cost of revenue	5,615,701	6,093,126	11,702,588	12,371,732
Gross profit	6,176,950	5,821,093	12,402,248	11,586,969

Operating expenses:
Selling, general and administrative	5,121,175	5,422,013	10,068,736	10,229,103
Depreciation and amortization	316,425	306,233	632,491	618,328
Total operating expenses	5,437,600	5,728,246	10,701,227	10,847,431

Income from operations	739,350	92,847	1,701,021	739,538

Other income	95,065	348,999	221,978	417,524
Change in fair value of contingent earnout liability	(278,637)	(2,406,886)	(596,603)	(2,406,886)

Income (loss) before provision for income taxes	555,778	(1,965,040)	1,326,396	(1,249,824)
Provision for income taxes	(8,859)	(15,194)	(30,090)	(61,406)

Net income (loss)	546,919	(1,980,234)	1,296,306	(1,311,230)

Other comprehensive income (loss):
Foreign currency translation	5,859	2,637	6,826	(3,531)
Comprehensive income (loss)	$552,778	$(1,977,597)	$1,303,132	$(1,314,761)

Basic income (loss) per common share:
Net income (loss) per share	$0.02	$(0.07)	$0.04	$(0.04)
Weighted average common shares outstanding	31,634,575	30,421,808	31,434,725	30,384,339

Diluted income (loss) per common share:
Net income (loss) per share	$0.02	$(0.07)	$0.04	$(0.04)
Weighted average common shares outstanding	32,333,657	30,421,808	32,113,408	30,384,339

See notes to condensed consolidated financial statements

Research Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended
	December 31,
	2025	2024
Cash flow from operating activities:
Net income (loss)	$1,296,306	$(1,311,230)
Adjustment to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	632,491	618,328
Stock options expense	149,262	88,045
Restricted common stock expense	276,669	864,266
Adjustment to contingent earnout liability	596,603	2,406,886
Changes in operating assets and liabilities:
Accounts receivable	1,530,063	(266,255)
Prepaid expenses and other current assets	(127,818)	(98,613)
Prepaid royalties	(41,230)	478,169
Accounts payable and accrued expenses	(1,035,903)	(737,670)
Deferred revenue	(785,267)	(170,433)
Net cash provided by operating activities	2,491,176	1,871,493

Cash flow from investing activities:
Purchase of property and equipment	(24,561)	(5,404)
Net cash used in investing activities	(24,561)	(5,404)

Cash flow from financing activities:
Proceeds from the exercise of stock options	157,500	—
Common stock repurchases	(39,549)	(205,278)
Payment of contingent acquisition consideration - Scite and FIZ	(2,554,394)	(62,560)
Net cash used in financing activities	(2,436,443)	(267,838)

Effect of exchange rate changes	5,296	2,873
Net increase in cash and cash equivalents	35,468	1,601,124
Cash and cash equivalents, beginning of period	12,227,312	6,100,031
Cash and cash equivalents, end of period	$12,262,780	$7,701,155

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$30,090	$61,406

Non-cash investing and financing activities:
Contingent consideration accrual on asset acquisition	$20,981	$30,198
Common stock issued for Scite earnout payment	$1,453,428	$—

See notes to condensed consolidated financial statements

Contact

Steven Hooser or John Beisler

Three Part Advisors

(214) 872-2710

shooser@threepa.com; jbeisler@threepa.com

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